UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2017

VILLAGE BANK AND TRUST FINANCIAL CORP.

(Exact Name of Registrant as Specified in Charter)

Virginia (State or Other Jurisdiction of Incorporation)	0-50765 (Commission File Number)	16-1694602 (IRS Employer Identification No.)

13319 Midlothian Turnpike Midlothian, Virginia (Address of Principal Executive Offices)	23113 (Zip Code)

Registrant’s Telephone Number, Including Area Code: (804) 897-3900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Thomas W. Winfree and John T. Wash, Sr., directors of Village Bank and Trust Financial Corp. (the “Company”), will retire from the Board of Directors effective December 31, 2017.

Mr. Winfree, who has been a director since 2001, served as Chief Executive Officer and President of the Company from its inception until his retirement from this role in February of 2014. He also served as President of the Company’s wholly-owned subsidiary, Village Bank (the “Bank”), from 2001 until his retirement from this role in February of 2014. He also served as Chairman of the Board of Directors of the Bank’s wholly-owned subsidiary, Village Bank Mortgage Corporation until July of 2017.

Mr. Wash has been a director of the Company since 2008 when River City Bank merged with the Bank. He formerly served as a director of River City Bank.

In recent years, the Board of Directors has been evaluating how the governance and leadership needs of the Company will evolve as it executes its strategy to become a top performing community banking organization. That plan anticipates retirements of some long serving directors along with the recruitment of new directors who can bring a diversity of experience, skills, connections and background that will help the Company achieve its goals. The retirements of Mr. Winfree and Mr. Wash are consistent with these objectives, as was the recruitment of Frank Jenkins to the Board earlier in 2017. These retirements are not related to any disagreement on matters relating to Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VILLAGE BANK AND TRUST FINANCIAL CORP.
(Registrant)

Date: December 28, 2017	By:	/s/ C. Harril Whitehurst, Jr.
C. Harril Whitehurst, Jr.
Executive Vice President and CFO)

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